EXHIBIT 9(c)

                                  LAW OFFICES
                        FREEDMAN, LEVY, KROLL & SIMONDS
                           WASHINGTON SQUARE BUILDING
                    1050 CONNECTICUT AVENUE, N.W., SUITE 825
                          WASHINGTON, D.C. 20036-5366
                                 (202) 457-5100

                                                                CABLE ATTORNEYS
                                                      TELECOPIER (202) 457-5151

                               February 25, 1999


USAA Life Investment Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 7 (the "Amendment") to the Registration Statement (No. 33-82270) on Form N-1A of USAA Life Investment Trust (the "Registrant"), a business Trust formed under the laws of the State of Delaware, to (i) our opinion, dated June 22, 1995, with respect to the legality of the Registrant's authorized shares of beneficial interest in the Money Market Fund, Income Fund, Growth and Income Fund, World Growth Fund, and Diversified Assets Fund, which opinion was filed with Post-Effective Amendment No. 1 to the Registration Statement, and (ii) our opinion, dated February 13, 1997, with respect to the legality of the Registrant's authorized shares of beneficial interest in the Aggressive Growth Fund and International Fund, which opinion was filed with Post-Effective Amendment No. 3 to the Registration Statement.

         We also hereby consent to the reference to this firm in the Statement of Additional information under the heading "Legal Matters" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                            Very truly yours,

                                            /s/ Freedman, Levy, Kroll & Simonds
                                            -----------------------------------
                                            Freedman, Levy, Kroll & Simonds
67088/328004